UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 5, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On October 9, 2006, Sun New Media, Inc. (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1, announcing that on and effective as of October 5, 2006, the Company’s Board of Directors accepted the resignation of Mr. Ricky Ang as both Chief Executive Officer and a member of the Company’s board of directors. Concurrent with Mr. Ang’s resignation and effective as of October 5, 2006, the Board of Directors appointed Executive Chairman Dr. Bruno Wu as the Company’s Chief Executive Officer. Dr. Wu has agreed to serve in this capacity without additional compensation at this time.
          Dr. Wu is the Co-Founder and Chairman of Sun Media Investment Holdings, Ltd., a leading privately-held media company in the People’s Republic of China and the Company’s largest stockholder. From 2001-2002, he was the Co-Chairman of SINA Corporation, a Chinese Internet media company. Prior to SINA, he served as Chief Operating Officer of ATV, one of only two free-to-air networks in Hong Kong. Additional information regarding Dr. Wu’s background and certain business relationships with the Company may be found under Items 9 and 12 of the Company’s Annual Report on Form 10-KSB/A, as filed with the Securities and Exchange Commission on September 5, 2006.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 9, 2006 announcing the resignation of Mr. Ricky Ang and the appointment of Dr. Bruno Wu as Chief Executive Officer.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2006

Sun New Media, Inc.
By:	/s/ Thomas A Schuler
Thomas A. Schuler
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 9, 2006 announcing the resignation of Mr. Ricky Ang and the appointment of Dr. Bruno Wu as Chief Executive Officer.